Exhibit 99.2

FORM OF PROXY CARD
Xenetic Biosciences, Inc. 40 Speen Street, Suite 102 Framingham, Massachusetts 01701	Xenetic Biosciences, Inc. 40 Speen Street, Suite 102 Framingham, Massachusetts 01701

Special Meeting of Stockholders Meeting Date: Wednesday, June 19, 2019 Time: 10:00 a.m. local time Location: Akerman LLP, 350 East Las Olas Boulevard, Suite 1600, Fort Lauderdale, Florida 33301

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Voting Instructions

SAMPLE SHAREHOLDER NAME 101 SAMPLE STREET APT. 999 SAMPLE CITY, TX 99999	You can vote by Internet Instead of mailing your proxy, you may choose to vote on the Internet. Validation details including Control ID are located on this form.

Please vote immediately. Your vote is important.

Vote by Internet

Log on to the internet and go to https://stocktrack.simplyvoting.com See your Control ID below. Follow the steps outlined on this secured Web site.

Vote by telephone

Call [●] to vote by phone

***WE MUST RECEIVE YOUR VOTING INSTRUCTIONS PRIOR TO 11:59 P.M. ET ON 6/18/19***
This Proxy will be voted in accordance with the directions given herein. If no direction is given, this Proxy will be voted per the board of directors’ recommendation as noted next to each item below.

PROXY CARD	Control ID: SAMPLE000000X

A. Voting Items (Fill in only one box per nominee or item in black or blue ink)

1.

To approve the transaction pursuant to which Xenetic Biosciences, Inc. (the "Company") will acquire the XCART platform technology, as described in the proxy statement/prospectus, dated May 17, 2019 (the “Transaction”). In connection with the Transaction, the Company entered into a Share Purchase Agreement, dated as of March 1, 2019 (the “Share Purchase Agreement”), with Hesperix SA, a Swiss corporation (“Hesperix”), the stockholders of Hesperix (each a “Seller” and collectively, the “Sellers”), and Alexey Andreevich Vinogradov, as the representative of each Seller, providing for the acquisition by the Company of all the outstanding shares of capital stock of Hesperix (the “Hesperix Acquisition”).

	For	Against	Abstain
.

	☐	☐	☐	Board of Directors recommendation For

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Xenetic Biosciences, Inc.	Page 2 of 3

Xenetic Biosciences, Inc.

40 Speen Street, Suite 102

Framingham, Massachusetts 01701

Special Meeting of Stockholders to be held on Wednesday, June 19, 2019 at 10:00 a.m. local time at Akerman LLP, 350 East Las Olas Boulevard, Suite 1600, Fort Lauderdale, Florida 33301

		For	Against	Abstain

2.	To approve the issuance of shares of the Company’s common stock, to be issued in connection with the Hesperix Acquisition and in accordance with the Assignment Agreement, dated March 1, 2019, by and between the Company and OPKO Pharmaceuticals, LLC as required by and in accordance with the applicable rules of The NASDAQ Stock Market LLC.	☐	☐	☐	Board of Directors recommendation For

3.	Election of Director Dr. Alexey Vinogradov	For ☐	Withhold ☐		Board of Directors recommendation For

		For	Against	Abstain
4.	To approve an amendment to the Company’s Articles of Incorporation to increase the authorized shares of Common Stock. We refer to this proposal as the “Stock Increase Proposal.”	☐	☐	☐	Board of Directors recommendation For
		For	Against	Abstain
5.	To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, the Company is not authorized to consummate the transactions contemplated by the aforementioned proposals.	☐	☐	☐	Board of Directors recommendation For

NOTE: In their discretion, the proxy holders are authorized to transact any other business as may properly come before the meeting or any adjournments or postpones thereof.

B. Non-Voting Items

☐ I would like to receive proxy materials via email in the future

Email Address: _______________________________________________________________________

C. Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below.

The undersigned, revoking all prior proxies, hereby appoints Jeffrey F. Eisenberg and James Parslow, or either of them, as proxies of the undersigned (with full power to act without the other and to appoint his substitute) to attend and represent the undersigned at the Special Meeting of the Stockholders of Xenetic Biosciences, Inc. (the “Company”) to be held at Akerman LLP, 350 East Las Olas Boulevard, Suite 1600, Fort Lauderdale, Florida 33301 on Wednesday. June 19, 2019 at 10:00 a.m. local time, and any adjourned sessions thereof, and there to act and vote as indicated, upon all matters referred to on the previous page and described in the proxy statement relating to the special meeting, all shares of common stock of the Company which the undersigned would be entitle to vote or act upon, with all powers the undersigned would possess, if personally present at the meeting and at any adjourned sessions thereof. Each of the matters on the previous page is being proposed by the Board of Directors of the Company.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereof the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

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IMPORTANT – PLEASE SIGN AND RETURN THIS PROXY PROMPTLY. Please sign exactly as your name(s) appear(s) herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

☐ I PLAN TO ATTEND THE MEETING

Date (mm/dd/yyyy)	Signature(s):

Address Change/Comments

If voting by mail, you must complete Sections A & C and mail in the provided envelope.